SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2013
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (SEC) on February 13, 2013, as amended in Amendment No. 1 to the Current Report filed with the SEC on March 15, 2013, and further amended in Amendment No. 2 to the Current Report filed with the SEC on June 14, 2013 (such Current Report, as amended, the "Original 8-K") on February 13, 2013, Discovery Laboratories, Inc. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with affiliates of Deerfield Management Company, L.P. (“Deerfield”), pursuant to which Deerfield agreed to provide financing to the Company of up to $30 million in indebtedness on a secured basis, subject to the terms and conditions set forth in the Facility Agreement.  Under the terms of the Facility Agreement, Deerfield advanced funds to the Company in two separate disbursements.  Deerfield made the first disbursement, in the amount of $10 million, on February 13, 2013, upon execution of the Facility Agreement.  Deerfield made the second disbursement, in the amount of $20 million, on December 3, 2013 (the “Second Disbursement”), following the first commercial sale of SURFAXIN® (lucinactant) for the prevention of respiratory distress syndrome (RDS) in premature infants at high risk for RDS.

As set forth in the Facility Agreement, in connection with the Second Disbursement, the Company issued warrants (the “Warrants”) to purchase 4,660,000 shares of common stock of the Company (the “Common Stock”) at an exercise price of $2.81 per share of Common Stock.  The number of shares of Common Stock into which a Warrant is exercisable and the exercise price of any Warrant will be adjusted to reflect any stock splits, recapitalizations or similar adjustments in the number of outstanding shares of Common Stock.

As disclosed in the Original 8-K, the Company entered into a Registration Rights Agreement with Deerfield (the “Registration Rights Agreement”) obligating the Company to register for resale the shares of Common Stock issuable upon the exercise of the Warrants or shares issued in connection with an event of default or repayment of the facility pursuant to the terms of the Facility Agreement on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within 60 days after the applicable Warrants are issued.

As also disclosed in the Original 8-K, the Company entered into a Security Agreement with Deerfield (the “Security Agreement”), pursuant to which, as security for the Company’s repayment of its obligations under the Facility Agreement, the Company has granted to Deerfield a security interest in substantially all of its assets.

The foregoing descriptions of the Facility Agreement, the Registration Rights Agreement and the Security Agreement are qualified in their  entirety by reference to the full text of such agreements which are attached to the Original 8-K.  The foregoing description of the Warrants is not complete and is qualified in its entirety by reference to the Form of Warrant, a copy of which is filed as an exhibit hereto.

At the time of the Second Disbursement the Company was required to pay to Deerfield a transaction fee equal to one and one-half percent (1.5%) of the amount disbursed under the Facility Agreement. Accordingly, net proceeds to the Company were $19,700,000.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
4.01	Form of Warrant to Purchase Common Stock of Discovery Laboratories, Inc.*

*Portions of this exhibit have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name: John G. Cooper
Title: President and Chief Executive Officer

Date:            December 6, 2013